                                   Exhibit 99

                      REGISTRATION AND REPORTING UNDER THE
                 SECURITIES EXCHANGE ACT OF 1934 ANNUAL REPORTS
                                  ON FORM 11-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 11-K

(Mark One)

[X]             ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      For the year ended December 31, 2000

                                       OR

[ ]            TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        For the transition period from to


                         Commission file number 0-18050


                         PWPIPE EMPLOYEES' SAVINGS PLAN
                                 (Title of Plan)



                                 PW EAGLE, INC.
                       222 SOUTH NINTH STREET, SUITE 2880
                          MINNEAPOLIS, MINNESOTA 55402
      (Name and Address of Principal Executive Offices of Employer Issuer)

PWPipe Employees'
Savings Plan
Report on Audit of Financial Statements at and for the Year Ended December 31, 2000 and
Supplemental Schedule at December 31, 2000

PWPipe Employees' Savings Plan
Index to Financial Statements
--------------------------------------------------------------------------------

                                                                         Page(s)

Report of Independent Accountants                                         4

Financial Statements:

   Statement of Assets Available for Benefits at December 31, 2000        5

   Statement of Changes in Assets Available for Benefits for the
       year ended December 31, 2000                                       6

   Notes to Financial Statements                                          7-10

Supplemental Schedule:

   Schedule of Assets Held for Investment Purposes at December 31, 2000   12

                        Report of Independent Accountants


To the Participants and Plan Administrator of
PWPipe Employees' Savings Plan:

In our opinion, the accompanying statement of assets available for benefits and the related statement of changes in assets available for benefits present fairly, in all material respects, the assets available for benefits of PWPipe Employees' Savings Plan (the Plan) at December 31, 2000, and the changes in assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan Administrator; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Plan Administrator, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying index is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan Administrator. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 22, 2001

PWPipe Employees' Savings Plan
Statement of Assets Available for Benefits
At December 31, 2000
--------------------------------------------------------------------------------

Investments, at fair value:
    Registered investment companies/mutual funds      $26,939,403
    Guaranteed interest account                         3,139,080
    PW Eagle, Inc. common stock                           182,181
    Participant loans receivable                        3,005,971
                                                      -----------

                                                       33,266,635

Contributions receivable:
    Participants                                          139,155
    Employer                                            2,406,813
                                                      -----------

Assets available for benefits                         $35,812,603
                                                      ===========


    The accompanying notes are an integral part of the financial statements.

PWPipe Employees' Savings Plan
Statement of Changes in Assets Available for Benefits
For the year ended December 31, 2000
--------------------------------------------------------------------------------

Investment income (loss):
    Interest and dividend income                                 $   650,388
    Net depreciation of fair value of investments                 (3,792,480)
                                                                 -----------

                                                                  (3,142,092)
                                                                 -----------

Contributions:
    Participants                                                   2,176,455
    Employer                                                       4,337,863
                                                                 -----------

                                                                   6,514,318
                                                                 -----------

Transfers:
    Transfer from Mitsubishi Chemical America, Inc.
       Employee Savings Plan                                      28,864,968
    Transfer from Eagle Pacific Industries, Inc.
       401(k) Profit Sharing Plan                                  5,697,081
                                                                 -----------

                                                                  34,562,049
                                                                 -----------

Deductions:
    Benefits paid to participants                                 (2,096,239)
    Administrative expenses                                          (25,433)
                                                                 -----------

                                                                  (2,121,672)
                                                                 -----------

Net increase                                                      35,812,603

Assets available for benefits:
    Beginning of year                                                      -
                                                                 -----------

    End of year                                                  $35,812,603
                                                                 ===========

    The accompanying notes are an integral part of the financial statements.

PWPipe Employees' Savings Plan
Notes to Financial Statements
--------------------------------------------------------------------------------


1.   Description of Plan

     The following description of the PWPipe Employees' Savings Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information regarding the Plan's definitions, eligibility and other matters.

     General
     The Plan is a contributory defined contribution plan covering all qualified employees who are at least 18 years old, who have been employed for at least three months and are not covered by a collective bargaining agreement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code of 1986, as amended (the Code).

     As a result of the PW Eagle, Inc.'s (formerly Eagle Pacific Industries, Inc.) (the Company) acquisition of Pacific Western Extruded Plastics Company (PWPipe) on September 16, 1999, the Plan was established January 1, 2000 (date of inception). On January 1, 2000, the assets held for the employees of PWPipe within the Mitsubishi Chemical America, Inc. Employee Savings Plan (the MCA Plan) were transferred to the Plan. On April 3, 2000, the assets of the Eagle Pacific Industries, Inc. 401(k) Profit Sharing Plan (the Eagle Plan) were transferred to the Plan.

     Contributions
     Each year, eligible participants may contribute to the Plan up to 15% of their pre-tax annual compensation, as defined by the Plan. Participants may also contribute (rollover) amounts representing distributions from other qualified retirement plans with approval of the Administrative Committee. The Company makes matching contributions of 50% of the eligible participants' pre-tax contributions on the first 6% of compensation. Employer discretionary basic contributions are made by the Company, at its discretion, up to 4.5% of the compensation paid to the participant during the plan year. In addition, the Company may, at its discretion, make other supplemental contributions to the Plan as determined by the Company. The employer discretionary basic contributions and other supplemental contributions were $1,420,228 and $937,602, respectively, for the year ended December 31, 2000. The Plan provides for overall contribution limitations as prescribed by Internal Revenue Service (IRS) regulations.

     Participant Accounts
     Participants direct the investment of their contributions into various investment options offered by the Plan. At December 31, 2000, the Plan offers fourteen investment options. Additionally, if an employee does not allocate their contributions, the amounts are placed in the Prudential Guaranteed Interest Account.

     The allocation of the participant's contributions to these investment funds is selected by the participant and may be changed daily. Each participant's account is credited with the participant's contributions and his or her share of employer contributions, and related investment earnings thereon. Allocation of investment income is based on the value of participant's account at the close of each day.

     Vesting
     Effective April 1, 2000, the Plan was amended so that participants are 100% vested in their account balance, including employer contributions and related investment income thereon, at all times. In addition, the Plan was amended so that participants become 100% vested in any employer contributions transferred from the MCA Plan or the Eagle Plan.

PWPipe Employees' Savings Plan
Notes to Financial Statements
--------------------------------------------------------------------------------


     Payment of Benefits
     On termination of service due to death, disability or retirement, a participant may elect to receive either a lump sum amount, installments or combination of the two equal to the value of the participant's vested interest in his or her account provided the vested account balance is not less than $5,000. All vested account balances less than $5,000 will be distributed through a lump sum payment.

     Participant Loans
     In accordance with the Plan document, participants may borrow up to 50% of their vested account balance, not to exceed $50,000. Loans must be repaid by the participant within five years unless the loan is used to acquire a participant's primary residence, in which case the term may not exceed 20 years. The interest rate on participant loan shall not be less than 1% over the prime lending rate on the first business day of the month preceding the date or origination. Interest rates on outstanding loans at December 31, 2000 ranged from 8.39% to 10.50%.

     Plan Termination
     The Company intends to continue the Plan without interruption but reserves the right to amend or terminate the Plan at any time. In the event of termination of the Plan, the Plan document provides that the assets of the Plan shall be allocated for the exclusive benefit of participants, their beneficiaries, survivors or estates.


2.   Summary of Significant Accounting Policies

     The following is a summary of significant policies which are in conformity with accounting principles generally accepted in the United States of America consistently followed by the Plan in the preparation of its financial statements.

     Basis of Presentation
     On September 15, 1999, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 99-3 (SOP 99-3), "Accounting for and Reporting of Certain Defined Contribution Benefit Plan Investments and Other Disclosure Matters." SOP 99-3 is effective for financial statements for plan years ending after December 15, 1999, with earlier application encouraged. SOP 99-3 revised the requirement for disclosure of separate fund information for individual investment options and other investment related disclosures, but had no effect on assets available for benefits. The Plan has adopted SOP 99-3 effective January 1, 2000.

     Valuation of Investments
     Investments are stated at fair value based on quoted market prices. The Guaranteed Investment Account is composed of guaranteed investment contracts which are deemed fully benefit responsive by the Plan Administrator and Prudential Insurance Company of America and are carried at contract value which approximates fair value. Participant loans are valued at estimated fair value, consisting of principal outstanding and any related accrued interest.

     Investment Earnings
     Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. The Plan presents in the Statement of Changes in Assets Available for Benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

PWPipe Employees' Savings Plan
Notes to Financial Statements
--------------------------------------------------------------------------------


     Contributions
     Participant contributions are recorded in the period the employer made the payroll deductions. Employer matching contributions are accrued based on participant contributions. Employer discretionary basic and other supplemental contributions are recorded when approved by the Company.

     Benefits Paid to Participants
     Benefits paid to participants are recorded when paid.

     Plan Expenses
     Substantially all expenses related to maintaining the Plan are paid by the Company.

     Use of Estimates
     The preparation of the Plan's financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect the reported amounts of assets available for benefits at the date of the financial statements and the changes in assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

     Risks and Uncertainties
     The Plan provides for various investment options in various combinations of investment securities. Investment securities are exposed to various risk factors including, but not limited to, interest rates, market conditions and credit risks. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the Statement of Assets Available for Benefits in future periods.


3.   Investments

     The following presents the fair value of investments that represent 5% or more of the Plan's assets at December 31, 2000:

     Prudential Funds:
         Stock Index Fund, 136,611 shares                       $ 4,075,154
         Jennison Growth Fund, 515,698 shares                     9,396,181
         International Value Fund, 114,607 shares                 2,572,916
     Kemper Total Return Fund, 379,214 shares                     3,795,930
     Franklin California Growth Fund, 57,877 shares               2,394,352
     Prudential Insurance Guaranteed Interest Account             3,139,080
     All other investments                                        7,893,022
                                                                -----------

                                                                $33,266,635
                                                                ===========

PWPipe Employees' Savings Plan
Notes to Financial Statements
--------------------------------------------------------------------------------


     The Plan's investments appreciated (depreciated) in value for the year ended December 31, 2000, as follows:

     Registered investment companies                           $ (3,667,704)
     PW Eagle, Inc. common stock                                   (124,776)
                                                               ------------

                                                               $ (3,792,480)
                                                               ============

     The Prudential Guaranteed Interest Account consists of investment in fixed income securities having short to intermediate maturities. The interest rate for the Guaranteed Interest Account was 6.1% at December 31, 2000. During the year ended December 31, 2000, the Guaranteed Interest Account had an effective yield of approximately 5.5%. Interest on money invested in the Guaranteed Interest Account is credited daily. The announced interest rate stays in effect through the end of the following calendar year and the renewal interest rate is revised quarterly.


4.   Tax Status

     The Plan has not applied for or obtained a tax qualification determination letter from the IRS. The plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.


5.   Information Certified by Prudential Insurance Company of America (Trustee)

     The Trustee of the Plan is Prudential Insurance Company of America. The Trustee holds the Plan's assets and executes transactions and makes payments of benefits. Investments and the related income have been certified for completeness and accuracy by the Trustee. In addition, information presented in the supplemental schedule has also been certified as complete and accurate by the Trustee.


6.   Related Party Transactions

     The Trustee is authorized under contract provisions and by ERISA regulations to invest in securities under their control. All transactions with Prudential Funds are not, however, considered prohibited transactions under 29 CFR 408(b) of the ERISA regulations.

                              SUPPLEMENTAL SCHEDULE

PWPipe Employees' Savings Plan
Schedule of Assets Held for Investment Purposes
At December 31, 2000
--------------------------------------------------------------------------------

                       (b)
                  Identity of Issue,                                                                    (e)
                 Borrower, Lessor or                          (c)                       (d)           Current
(a)                 Similar Party                    Description of Investment        Cost **          Value
       Prudential Funds:
 *        Small Company Value Fund                 Mutual Fund                                       $   327,738

 *        Stock Index Fund                         Mutual Fund                                         4,075,154

 *        Jennison Growth Fund                     Mutual Fund                                         9,396,181

 *        Government Securities Trust -
              Short/Intermediate Term Series       Mutual Fund                                         1,593,876

 *        International Value Fund                 Mutual Fund                                         2,572,916

       John Hancock Small Cap Growth Fund          Mutual Fund                                           239,664

       Templeton Developing Markets Trust          Mutual Fund                                            69,849

       PIMCO Total Return Fund                     Mutual Fund                                           788,346

       Kemper Total Return Fund                    Mutual Fund                                         3,795,930

       AIM Dent Demographic Trends Fund            Mutual Fund                                           284,701

       Fidelity Advisors Growth Opportunity
            Fund                                   Mutual Fund                                         1,400,696

       Franklin California Growth Fund             Mutual Fund                                         2,394,352

 *     PW Eagle, Inc.                              Common Stock                                          182,181

 *     Prudential Insurance                        Guaranteed Interest Account                         3,139,080

       Participant Loans                           Participant loans receivable,
                                                       8.39%-10.50%, payable
                                                       through November 25, 2020                       3,005,971
                                                                                                     -----------

              Total                                                                                  $33,266,635
                                                                                                     ===========

*    Denotes party-in-interest.

** Historical cost information is omitted as it is no longer required by the Department of Labor under the instructions to the Form 5500.

                         PWPIPE EMPLOYEES' SAVINGS PLAN
                                DECEMBER 31, 2000
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the PW Eagle, Inc. Employee Benefit Plans Committee have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


PWPIPE EMPLOYEES' SAVINGS PLAN



By:       /s/ Roger R. Robb
     ------------------------------
            Roger R. Robb
       Chief Financial Officer
            PW Eagle, Inc.


June 27, 2001